Contact: Jon Anderson, Actel Corporation (650) 318-4445

For Release: October 24, 2005 @ 1:30 P.M. PT

ACTEL ANNOUNCES THIRD QUARTER 2005 FINANCIAL RESULTS

Mountain View, Calif. – Actel Corporation (NASDAQ: ACTL) today announced net revenues of $46.4 million for the third quarter of 2005, up 18 percent from the third quarter of 2004 and up 2 percent from the second quarter of 2005.

Pro-forma net income, which excludes amortization of acquisition-related intangibles, was $2.8 million for the third quarter of 2005 compared with $1.2 million for the third quarter of 2004 and $2.8 million for the second quarter of 2005. Pro-forma earnings were $0.11 per diluted share compared with $0.05 for the third quarter of 2004 and $0.11 for the second quarter of 2005.

Including all amortization and other costs in accordance with generally accepted accounting principles (GAAP), Actel reported net income of $2.2 million, or $0.09 per diluted share, for the third quarter of 2005 compared with net income of $0.5 million, or $0.02 per diluted share, for the third quarter of 2004 and net income of $2.2 million, or $0.09 per diluted share, for the second quarter of 2005.

Gross margin was 59.0 percent for the third quarter of 2005 compared with 59.3 percent for the third quarter of 2004 and 59.1 percent for the second quarter of 2005.

During the third quarter, the company unveiled its Fusion technology, launching the era of the Programmable System Chip (PSC). Leveraging its leadership position in flash-based field-programmable gate arrays (FPGAs), the company developed the industry’s first technology designed to bring true programmability to mixed-signal solutions. The Actel Fusion™ technology is the first to integrate mixed-signal analog capabilities with flash memory and FPGA fabric in a monolithic PSC, bringing the benefits of programmable logic to application areas that until now have only been served by discrete analog component and mixed-signal ASIC suppliers.

In addition, the company announced today the immediate availability of CoreMP7, a soft ARM7 family processor optimized for use in Actel FPGAs, bringing the flexibility and fast time-to-market of programmable logic to this industry-standard processor technology. Exploiting the benefits of Actel’s flash-based architecture, CoreMP7 may be used at no additional charge in ARM-ready versions of the company’s low-cost ProASIC3 family of FPGAs. The devices are optimal solutions for many value-based consumer, industrial, automotive, and high-reliability applications.

Business Outlook – Fourth Quarter 2005

The company believes that fourth quarter revenues will be flat sequentially to slightly down. Gross margin is expected to be about 58 percent. Operating expenses are anticipated to come in at approximately $25.2 million. Other income is expected to be around $1.0 million. The tax rate for the quarter is anticipated to be approximately 25 percent. Share count is expected to be around 25.7 million shares.

A conference call to discuss third quarter results will be held Tuesday, October 25, 2005, at 8:30 a.m. Pacific Time. A live web cast and replay of the call will be available. Web cast and replay access information as well as financial and other statistical information can be found on Actel’s web site, www.actel.com. In addition, the company expects to issue a press release providing a financial update in early December 2005.

Actel Corporation is the leader in single-chip FPGA solutions. The company trades on the NASDAQ National Market under the symbol ACTL and is headquartered at 2061 Stierlin Court, Mountain View, Calif., 94043-4655. For more information about Actel, visit http://www.actel.com. Telephone: 888-99-ACTEL (992-2835).

The statements under the heading “Business Outlook – Fourth Quarter 2005” are forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and should be read with the “Risk Factors” in Actel’s most recent Form 10-Q, which can be found on Actel’s web site, www.actel.com. Actel’s quarterly revenues and operating results are subject to a multitude of risks, including general economic conditions and a variety of risks specific to Actel or characteristic of the semiconductor industry, such as fluctuating demand, intense competition, rapid technological change and related intellectual property and international trade issues, wafer and other supply shortages, and booking and shipment uncertainties. These and the other Risk Factors make it difficult for Actel to accurately project quarterly revenues and operating results, and could cause actual results to differ materially from those projected in the forward-looking statements. Any failure to meet expectations could cause the price of Actel’s stock to decline significantly.

Editor’s Note: The Actel name and logo are registered trademarks of Actel Corporation. All other trademarks and servicemarks are the property of their respective owners.

ACTEL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands except per share amounts)

	Three Months Ended			Nine Months Ended
	Oct. 2, 2005	Oct. 3, 2004	July 3, 2005	Oct. 2, 2005	Oct. 3, 2004
Net revenues	$46,378	$39,439	$45,327	$135,689	$125,280

Costs and expenses:
Cost of revenues	19,033	16,036	18,560	55,509	49,587
Research and development	12,166	11,959	11,759	35,783	34,200
Selling, general, and administrative	12,204	11,637	12,667	37,708	35,300
Amortization of acquisition-related intangibles	540	662	552	1,650	1,988
Total costs and expenses	43,943	40,294	43,538	130,650	121,075
Income (loss) from operations	2,435	(855)	1,789	5,039	4,205
Interest income and other, net	1,019	821	926	2,725	2,153
Income (loss) before tax (benefit) provision	3,454	(34)	2,715	7,764	6,358
Tax (benefit) provision	1,216	(551)	508	1,882	797
Net income	$2,238	$517	$2,207	$5,882	$5,561

Net income (loss) per share:
Basic	$0.09	$0.02	$0.09	$0.23	$0.22
Diluted	$0.09	$0.02	$0.09	$0.23	$0.21

Shares used in computing net income (loss) per share:
Basic	25,388	25,600	25,183	25,227	25,656
Diluted	25,596	25,930	25,400	25,549	26,613

ACTEL CORPORATION

PRO-FORMA INFORMATION
EXCLUDING ACQUISITION-RELATED AMORTIZATION
AND OTHER ITEMS
(in thousands, except per share amounts)

The following Pro-Forma supplemental information adjusts for the effect of acquisition-related amortization and other non-operating items. Not all acquisition-related amortization charges are deductible for income tax purposes. The tax implications of these items have been included in the determination of pro forma net income. This pro forma information is not prepared in accordance with generally accepted accounting principles (GAAP).

Three Months Ended				Nine Months Ended
Oct. 2, 2005		Oct. 3, 2004	July 3, 2005	Oct. 2, 2005	Oct. 3, 2004
Pro-Forma operating costs and expenses	$24,370	$23,596	$24,426	$73,491	$69,500
Pro-Forma operating income (loss).	$2,975	$(193)	$2,341	$6,689	$6,193
Pro-Forma net income	$2,778	$1,179	$2,759	$7,532	$7,549
Pro-Forma basic earnings per share	$0.11	$0.05	$0.11	$0.30	$0.29
Pro-Forma diluted earnings per share	$0.11	$0.05	$0.11	$0.29	$0.28

PRO-FORMA TO GAAP RECONCILIATION
(unaudited, in thousands)

	Three Months Ended			Nine Months Ended
	Oct. 2, 2005	Oct. 3, 2004	July 3, 2005	Oct. 2, 2005	Oct. 3, 2004
Pro-Forma net income	$2,778	$1,179	$2,759	$7,532	$7,549
Amortization of acquisition-related intangibles	(540)	(662)	(552)	(1,650)	(1,988)
GAAP net income (loss)	$2,238	$517	$2,207	$5,882	$5,561

ACTEL CORPORATION

CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	Oct. 2, 2005	Jan. 2, 2005
ASSETS

Current assets:
Cash and cash equivalents	$17,288	$6,405
Short-term investments	136,349	148,297
Accounts receivable, net	30,174	17,686
Inventories, net	40,148	41,218
Deferred income taxes	22,124	22,230
Prepaid expenses and other current assets	4,893	4,831
Total current assets	250,976	240,667
Property and equipment, net	23,670	22,804
Goodwill, net	32,142	32,142
Other assets, net	25,939	19,677
	$332,727	$315,290
LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$11,202	$11,397
Accrued salaries and employee benefits	5,834	6,776
Other accrued liabilities	5,753	4,364
Deferred income on shipments to distributors.	29,332	23,658
Total current liabilities	52,121	46,195
Deferred compensation plan liability	3,545	3,258
Deferred rent liability	1,194	1,044
Long term royalty, net	7,890	—
Total liabilities	64,750	50,497
Shareholders’ equity	267,977	264,793
	$332,727	$315,290